UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2005
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 203-3898

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On October 26, 2006, Cott Corporation (the “Company”) issued a press release announcing its financial results for the three month period ended September 30, 2006. This press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.
Item 2.05. Costs Associated With Exit or Disposal Activities
     On September 29, 2005, as previously reported on the Current Report on Form 8-K filed by the Company on October 4, 2005 (the “Prior Form 8-K”), the Company announced a plan to realign the management of its Canadian and United States businesses to a North American basis (the “Realignment Plan”). In the Prior Form 8-K, the Company reported that it expected to record certain pre-tax charges of $60 to $80 million over the 12 to 18 month period following the announcement of the Realignment Plan, that the largest of the charges would be related to asset impairment and that there would also be additional charges for severance, termination and other costs. In the Company’s press release filed as Exhibit 99.1 to this Form 8-K, the Company announced that it has revised the range of expected charges from $60 to $80 million to $115 to $125 million, to reflect the effect of additional plant closures, office consolidation and organizational streamlining. This range includes $49.3 million in charges the Company has incurred since September 29, 2005 in connection with its Realignment Plan and other assets impairment.
     In addition, on October 26, 2006, the Company announced that it will close its manufacturing plant in Elizabethtown, Kentucky and its manufacturing plant and warehouse facility in Wyomissing, Pennsylvania. The Company intends to cease production at both plants by December 31, 2006, and reallocate production volume to other of its manufacturing sites in North America. In connection with the plant and warehouse closures, the Company expects to record approximately $40 to $45 million in pre-tax charges, of which approximately $23 million relates to accelerated depreciation and amortization and impairment charges relating to property, plant and equipment and intangible assets, and the remainder to contract termination costs and severance costs for the termination of approximately 350 employees. These charges are expected to be taken in the fourth quarter of 2006 and the first half of 2007 and are included in the $115 to $125 million of revised total anticipated charges, announced by the Company in its October 26, 2006 press release announcing the plant closures that is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 2.06. Material Impairments.
     The information reported in Item 2.05 is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release dated October 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: October 26, 2006	By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press release dated October 26, 2006.